UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest  event  reported):  October 1, 2009 (October 1,
2009)


                       DWS RREEF REAL ESTATE FUND II, INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                                    --------
                 (State or other jurisdiction of incorporation)


       811-21340                                         20-0061651
       ---------                                         ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                                 345 Park Avenue
                            New York, New York 10154
               (Address of principal executive offices, zip code)


Registrant's telephone number, including area code:              (212) 454-7190


         (Former name or former address, if changed since last report.)
                                 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On October 1, 2009, the Board of Directors of DWS RREEF Real Estate Fund II, Inc. (the "Fund") adopted an amendment to the bylaws of the Fund (the "Amendment"). The Amendment clarifies that the Fund has opted out of the Maryland Control Share Acquisition Act.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Section 7 - Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure

     On October 1, 2009, the Fund announced via press release that it has opted out of the Maryland Control Share Acquisition Act and that its Rights Agreement dated August 18, 2009 will terminate effective October 1, 2009.


     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached hereto as
Exhibit 99.2 and is incorporated herein by reference.


Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1        By-law amendment dated October 1, 2009.
99.2 Press release issued by DWS RREEF Real Estate Fund II, Inc. on October 1, 2009.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DWS RREEF REAL ESTATE FUND II,INC.


Date:    October 1, 2009


                                             By: /s/ Rita Rubin
                                             -----------------------
                                             Rita Rubin
                                             Assistant Secretary